UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Biogen Idec Inc.

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May 15, 2008
Dear Fellow Shareholder:
With the June 19, 2008 Annual Meeting rapidly approaching, you will decide whether Biogen Idec focuses on its proven path of delivering outstanding shareholder returns, or continues to be diverted by the potentially damaging agenda of Carl Icahn.
Protect your investment. We urge you to vote FOR your Board’s highly qualified, dedicated nominees TODAY — by telephone, Internet, or by signing, dating, and returning your WHITE proxy card in the enclosed postage-paid envelope.
A GREAT COMPANY WITH AN ESTABLISHED TRACK RECORD
Our accomplishments speak for themselves. Your company has outperformed the S&P 500, the Dow Jones Industrial Average (DJIA), and the Amex Biotechnology Index (BTK) over the past one and three year periods, as well as since the 2003 merger that created Biogen Idec.
In 2007 Biogen Idec generated nearly $3.2 billion in revenues, reflecting the contributions of the three therapies we have on the market:
•	AVONEX® (interferon beta-1a), the No. 1 prescribed therapy for multiple sclerosis (MS), with more than 135,000 patients worldwide;

•	RITUXAN® (rituximab), the world’s leading therapy for non-Hodgkin’s lymphoma (NHL) and marketed for the first time in 2006 for rheumatoid arthritis (RA); and,

•	TYSABRI® (natalizumab), a breakthrough treatment for relapsing forms of MS.
This strong performance has enabled Biogen Idec to deliver on the ambitious revenue and earnings growth goals established at the time of our merger.

This momentum has continued. In the first quarter of 2008, we reported revenues of $942 million, up 32% from the first quarter of 2007.
BIOGEN IDEC’S PLAN TO CONTINUE BUILDING ON THIS SUCCESS
Biogen Idec’s future is bright — and we have the right Board and management team to continue delivering superior returns to all shareholders. We are confident that by executing on our strategic plan, our shareholders will be rewarded. Through 2010, our goal is to continue to grow revenues at a 15% compound annual growth rate and grow earnings even faster, as we:
•	Maintain the solid performance of AVONEX;

•	Expand RITUXAN into autoimmune diseases;

•	Achieve the milestone of 100,000 patients on TYSABRI by year-end 2010;

•	Achieve 40% of revenue coming from our International business by 2010;

•	Drive disciplined business development efforts to enrich our pipeline and product portfolio; and,

•	Attract and retain top professionals.
YOUR BOARD’S NOMINEES ARE COMMITTED TO CREATING VALUE FOR ALL SHAREHOLDERS
Each of your Board’s four nominees — Cecil B. Pickett, Ph.D., Lynn Schenk, Phillip A. Sharp, Ph.D. and Stelios Papadopoulos, Ph.D. — is committed to ensuring that Biogen Idec continues to execute upon its growth strategy, and build upon the strong momentum underway. In addition, given the many challenges facing our industry, this team brings a breadth and depth of experience that will be critical to running a global biopharmaceutical company successfully in the future. This experience includes decades as leaders in pioneering scientific breakthroughs and developing blockbuster drugs, work at the intersection of public policy/government and health care, and in the investment community and capital markets. These nominees, like the rest of your Board, are open to all opportunities for continuing to build value and will objectively evaluate all options for maximizing your investment in Biogen Idec.

Please use the enclosed WHITE proxy card to vote FOR your Board’s nominees TODAY — by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card.
Sincerely,

Bruce Ross, Chairman	James Mullen, Chief Executive Officer

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.
If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED
Stockholders Call Toll-Free: (877) 750-5836
Banks and Brokers Call Collect: (212) 750-5833
IMPORTANT
We urge you NOT to sign any Gold proxy card sent to you by The Icahn Parties.
If you have already done so, you have every legal right to change your vote by using the enclosed WHITE proxy card to vote TODAY— by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

Safe Harbor
This letter to shareholders contains forward-looking statements, which appear under the heading “Biogen Idec’s Plan To Continue Building On This Success” and “Your Board’s Nominees Are Committed to Creating Value For All Shareholders” above. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from that which we expect. Important factors that could cause our actual results to differ include our continued dependence on our two principal products, AVONEX and RITUXAN, the uncertainty of success in commercializing other products including TYSABRI, the occurrence of adverse safety events with our products, the consequences of the nomination of directors for election to our Board by an activist shareholder, the failure to execute our growth strategy successfully or to compete effectively in our markets, our dependence on collaborations over which we may not always have full control, possible adverse impact of government regulation and changes in the availability of reimbursement for our products, problems with our manufacturing processes and our reliance on third parties, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, the risks of doing business internationally and the other risks and uncertainties that are described in Item 1.A. Risk Factors in our reports on Form 10-K and Form 10-Q and in other periodic and current reports we file with the SEC. These forward-looking statements speak only as of the date of this letter, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
Important Information
On May 8, 2008, Biogen Idec filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2008 Annual Meeting. Biogen Idec’s stockholders are strongly advised to read the definitive proxy statement carefully before making any voting or investment decision because the definitive proxy statement contains important information. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Biogen Idec at http://investor.biogenidec.com. The Company’s definitive proxy statement and other materials will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142 or by contacting our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836.